UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2021

VINCO VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 North Main Street Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported by Vinco Ventures, Inc. (the “Company”), pursuant to that certain Securities Purchase Agreement (“July SPA”) dated as of July 22, 2021 by and between the Company and an accredited institutional investor (the “Holder), the Company sold to the Holder notes (the “July Notes”) and warrants, of which 30,258,848 remain outstanding as December 20, 2021 (the “July Warrants”). On December 20, 2021, the Company and the Holder entered into a Warrant Exercise Agreement (the “December WEA”), whereby, the Company and the Holder agreed, subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 of the December WEA, (i) for the Holder to exercise 13,634,685 July Warrants (the “Exercised Warrants”) representing the right to acquire shares (the “Exercised Warrant Shares”) of Common Stock, (ii) for the Company to issue additional warrants to purchase up to an initial aggregate number of shares of Common Stock equal to 225% of the number of Exercised Warrant Shares at a per-share exercise price equal to $3.2653 (the “December Warrants” and, together with the July Warrants, the “Warrants”), all pursuant to the terms and conditions set forth therein, and (iii) to amend (A) those certain Warrants (the “September Warrant”) issued by the Company to the Holder pursuant to that certain Warrant Exercise Agreement dated as of September 1, 2021 by and among the Company and the Holder (“September WEA”) and (B) those certain warrants (the “November Warrant”) issued by the Company to the Holder pursuant to that certain Warrant Exercise Agreement dated as of November 11, 2021 by and among the Company and the Holder (the “November WEA”). The December Warrant is exercisable by the Holder on any day on or after the date the authorized number of shares of the Company’s Common Stock is increased to at least 400,000,000 shares (the “Initial Exercisability Date”) until the fifth (5th) anniversary of the Initial Exercisability Date or, if such date falls on a day other than a Trading Day (as defined in the December Warrant) or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

The proceeds to the Company from the exercise of the Exercised Warrants were approximately $36,200,000, before deducting certain expenses incurred by the Company in connection with the December WEA and, including, but not limited to, expenses of the Holder’s legal counsel. The Company intends to use the proceeds from the Exercised Warrants to, among other things, fund a portion of the acquisition of AdRizer LLC, which was previously announced in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 7, 2021.

Subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 of the December WEA, (i) the Holder shall pay to the Company an amount equal to the Exercise Price (as defined in each Exercised Warrant) in effect as of the date of such exercise multiplied by the applicable Exercised Warrant Shares, (ii) the Company shall issue and deliver to the Holder the Exercised Warrant Shares as set forth in Section 1 of the Exercised Warrants, and (iii) the Company shall issue and deliver to the Holder December Warrants to initially purchase an aggregate number of shares equal to 225% of the number of Exercised Warrant Shares, which number of shares shall be increased by 225% of the number of any other shares issued to the Holder upon the exercise of other outstanding warrants or the conversion of the Company’s outstanding convertible notes prior to February 28, 2022, which number shall be subject to further adjustment as set forth in the December WEA. Additionally, pursuant to Section 7(o) of the December WEA, the reference to “December 31, 2021” in the definition of “Adjustment Date” in Section 19(c) of the November Warrants shall be replaced with “December 19, 2021.”

Additionally, the parties executed and delivered a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file an initial registration statement with respect to the shares of Common Stock underlying the Registrable Securities (as defined in the Registration Rights Agreement) by April 15, 2022.

Pursuant to Section 7(m) of the December WEA, by no later than March 11, 2022, the Company shall file with the Securities and Exchange Commission a definitive proxy statement for a special meeting of the stockholders of Common Stock (the “Stockholder Meeting”), soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions providing for (i) the issuance of all the shares of Common Stock issuable pursuant to the December Warrants, including adjustments pursuant to Section 2(b) of the December Warrants without giving effect to any limitation on exercise set forth therein and without giving effect to the Exercise Floor Price (as defined in the December Warrants), (ii) approving any voluntary adjustments that the Company may offer pursuant to the terms of any of the December Warrants, and (iii) the increase in the authorized number of shares of Common Stock of the Company to at least 400,000,000 (the “Authorized Share Proposal”). The Stockholder Meeting shall be promptly called and held not later than April 10, 2022 (the “Stockholder Meeting Deadline”). In the event the Principal Market (as defined in the December WEA) has not approved the transactions contemplated by the Transaction Documents (as defined in the December WEA) or stockholder approval of the Authorized Share Proposal is not obtained on or prior to the Stockholder Meeting Deadline, the Holder can elect to, instead of receiving the December Warrant Shares, receive an aggregate cash payment from the Company, by wire transfer of immediately available funds, equal to such number of December Warrant Shares specified in each Alternate Exercise Notice (as defined in the December WEA) multiplied by $0.361 (subject to adjustment as set forth therein) for each December Warrant Share specified in such Alternate Exercise Notice.

The December WEA includes representations, warranties and covenants, and conditions to closing, expense and reimbursement obligations and termination provisions.

The foregoing description of the terms of the December WEA, the December Warrant and the Registration Rights Agreement and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the December WEA, the Form of December Warrant, and the form of Registration Rights Agreement, which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, hereto and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described above in Item 1.01 and incorporated herein by reference, on December 20, 2021 in connection with the December WEA, (i) the Company agreed to issue to the Holder the December Warrants pursuant to the terms and conditions set forth in the December WEA. The December Warrant was issued in reliance upon the exemption from registration provided by 4(a)(2) under the 1933 Act.

The foregoing description of the December Warrant is qualified, in its entirety, by reference to the Form of December Warrant, which is attached as an exhibit to this Current Report on Form 8-K and is incorporated by reference in response to this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Warrant Exercise Agreement between the Company and the Holder
10.2	Form of December Warrant
10.3	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 2021

VINCO VENTURES, INC.

By:	/s/ Lisa King
Name:	Lisa King
Title:	Chief Executive Officer